Exhibit 5.1
December 29, 2006
Harris Stratex Networks, Inc.,
     c/o Harris Corporation,
          1025 West NASA Blvd.,
               Melbourne, Florida 32919.
Ladies and Gentlemen:
     In connection with the registration under the Securities Act of 1933 (the “Act”) of 28,905,293 shares of common stock, par value $.01 per share (the “Securities”), of Harris Stratex Networks, Inc., a Delaware corporation (the “Company”), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion when the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the Company’s Amended and Restated Certificate of Incorporation substantially in the form filed as an exhibit to the Registration Statement (the “Amended and Restated Certificate of Incorporation”) has been duly filed with the Secretary of State of the State of Delaware, the Company’s Amended and Restated Bylaws substantially in the form filed as an exhibit to the Registration Statement have been duly adopted by the Company and the Securities have been duly issued and delivered as contemplated in the Registration Statement and pursuant to the Amended and Restated Formation, Contribution and Merger Agreement, dated as of December 18, 2006, as may be amended from time to time, among the Company, Harris Corporation, Stratex Networks, Inc. and Stratex Merger Corp., the Securities will be validly issued, fully paid and nonassessable.
     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Harris Stratex Networks, Inc.	-2-
     We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the proxy statement/prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ SULLIVAN & CROMWELL LLP